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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            THE WACKENHUT CORPORATION

         Pursuant to Sections 607.1002 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation of the undersigned corporation (the "Corporation") are hereby amended and restated in their entirety as follows:

                                    ARTICLE I

         The name of this Corporation shall be:

                            THE WACKENHUT CORPORATION

                                   ARTICLE II

The purpose for which the Corporation is formed and the principal objects of business to be carried on by it are as follows:

         (a) To contract for and provide any of the functions of Services of a private investigative agency, uniformed or un-uniformed personnel, management consultation, advice, plans, surveys and systems for the safety, security control, protection and efficiency of persons, business, industrial and governmental firms and agencies.

         (b) To engage in and carry on the business of manufacturing and producing, buying, selling or otherwise dealing in or with goods, wares and merchandise of every kind and description and to acquire, own, use, sell and convey, mortgage otherwise encumber any real estate or personal property in whole or in part and in any manner whatever to acquire, own, dispose of franchises, licenses, options or rights in any real estate or personal property or other property interests.

         (c) To engage in and carry on a general brokerage commission, forwarding and exporting and importing business and to act as factors, agents, commission merchants and dealers in the buying, selling or dealing in of goods, wares and merchandise of all kinds and descriptions.

         (d) To conduct and engage in any business, occupation or enterprise and to exercise any power or authority which may be done by a private corporation organized and existing under and by virtue of Chapter 608, Florida Statute, it being the intention that this Corporation may conduct and transact any business lawfully authorized and not prohibited by said Chapter 608, Florida Statute.





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                                   ARTICLE III

         The maximum number of shares of stock that the Corporation shall be authorized to issue shall be 60,000,000 shares which are to be divided into two classes as follows:

         50,000,000 shares of Common Stock, par value $ 0.10 per share of which 3,858,885 shares are designated as Series A Common Stock and 46,141,115 shares are designated as Series B Common Stock; and

         10,000,000 shares of Preferred Stock.

         The Series A Common Stock and the Series B Common Stock may be issued from time to time as determined by the Board of Directors of the Corporation. The Series A Common Stock and the Series B Common Stock shall be identical in all respects except that the Series B Common Stock shall have no right to vote. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. Shares of one class or series of the Company's capital stock may be issued through a stock dividend or stock split on shares of another class or series of the Company's capital stock.

                                   ARTICLE IV

         The principal place of business of this corporation shall be at 4200 Wackenhut Drive, Palm Beach Gardens, Florida, or at such other place as may be designated by the Board of Directors from time to time. This corporation shall have full power and authority to transact business and to establish offices or agencies at such places as may be in the best interests of this corporation.

                                    ARTICLE V

         This Corporation is to exist perpetually.

                                   ARTICLE VI

         The business of this Corporation shall be conducted by a Board of Directors consisting of not less than three (3) nor more than nineteen (19) members, the exact number to be determined from time to time in the By-Laws of this Corporation.

         The Board of Directors shall have sole authority to adopt or amend By-Laws for the government of this Corporation.





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                                   ARTICLE VII

         The Corporation shall have the following powers:

         (a) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct and to hold, utilize, enjoy and in any and all manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any person, firm, association or corporation.

         (b) To apply for, obtain, purchase, or otherwise acquire, any patents, copy rights, licenses, trademarks, trade names, rights, processes, formulas and the like, which may seem capable of being used for any of the purposes of the corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account the same.

         (c) To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any part of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

         (d) The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations organized under the laws of the State of Florida now or hereafter in force, and the enumeration of any powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE VIII

         The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as directors, officers or otherwise.

         The authority vested in the Board of Directors by this Article IX shall include, in addition to the authority to establish salaries, the authority to establish the payment of bonuses, stock options and pension and profit-sharing plans.

                                   ARTICLE IX

         No holder of any of the shares of the capital stock of the Corporation shall be entitled as of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, whether presently or hereinafter authorized, and also including without limitation, bonds, certificates of indebtedness, debentures, or other




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securities convertible into stock of the Corporation or carrying any right to purchase stock of any class. Such unissued stock, or additional authorized issue of any stock, or other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

         The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such cases involving gross negligence or willful misconduct) in the performance of their duties, to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling stockholder of the Corporation may be entitled as a matter of law.








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         The foregoing restated Articles of Incorporation which integrate the original Articles of Incorporation of The Wackenhut Corporation and the amendments thereto, without further modification, were duly adopted at a Quarterly Meeting of the Board of Directors of the Corporation held on February 17, 2000.

         IN WITNESS WHEREOF, the undersigned President and Chief Operating Officer and the Assistant Secretary of the Corporation have executed these Restated Articles of Incorporation this 17th day of February, 2000.




                                           /s/ Richard R. Wackenhut
                                           -------------------------------------
                                           Richard R. Wackenhut
                                           President and Chief Executive Officer



                                           /s/ Timothy J. Howard
                                           -------------------------------------
                                           Timothy J. Howard
                                           Assistant Secretary






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                                 CERTIFICATE OF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          OF THE WACKENHUT CORPORATION

The Wackenhut Corporation, a Florida corporation (the "Corporation"), hereby certifies, pursuant to and in accordance with Section 607.1007 of the Florida Business Corporation Act (the "Act") for the purpose of filing its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida, that:

         1.       The name of the Corporation is The Wackenhut Corporation.

         2. The Corporation's Amended and Restated Articles of Incorporation are attached hereto (the "Restated Articles").

         3. The Restated Articles contain no amendments to the Corporation's Articles of Incorporation and require only Board of Directors approval, and the Restated Articles were unanimously adopted and approved by the Corporation's Board of Directors at a duly called meeting on February 17, 2000.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Amended and Restated Articles of Incorporation as of February 17, 2000.


                                       THE WACKENHUT CORPORATION



                                       By: /s/ Richard R. Wackenhut
                                           -------------------------------------
                                           Richard R. Wackenhut
                                           President and Chief Executive Officer